UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2014

NetApp, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-27130	77-0307520
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

495 East Java Drive

Sunnyvale, CA 94089

(Address of principal executive offices) (Zip Code)

(408) 822-6000

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

5.02(b)

On April 7, 2014, NetApp, Inc. (the “Company”) announced certain changes to its Board of Directors (the “Board”). On April 4, 2014, Daniel J. Warmenhoven announced his decision to retire from his position as Executive Chairman of the Board, effective immediately. Mr. Warmenhoven will remain a director of the Company until the Company’s 2014 Annual Meeting of Stockholders (the “Annual Meeting”), at which time he will retire from the Board.

On April 4, 2014, the Board elected Thomas Georgens, Chief Executive Officer of the Company, Chairman of the Board.

Also on April 4, 2014, Nicholas G. Moore, announced his decision to retire from the Board at the Annual Meeting.

On April 4, 2014, the Board elected Board member T. Michael Nevens as Lead Independent Director.

Following the retirement of Mr. Warmenhoven and Mr. Moore at the Annual Meeting, the size of the Board will be reduced accordingly.

The press release issued by the Company announcing the changes to the Board is attached hereto as Exhibit 99.1 and incorporated herein by reference.

5.02(c)

On April 7, 2014, the Company announced that named executive officer Robert E. Salmon, age 53, had been appointed President, reporting to Chief Executive Officer Thomas Georgens. Mr. Salmon formerly served as the Company’s Executive Vice President, Field Operations, a position he held since December 2005.

Mr. Salmon does not have a family relationship with any of the officers or directors of the Company. There are no related party transactions with Mr. Salmon reportable under Item 404(a) of Regulation S-K.

In connection with Mr. Salmon’s appointment, on April 4, 2014, the Compensation Committee of the Board approved the compensation for Mr. Salmon, as follows:

	Previous Base Salary	FY 14 Incentive Compensation Target (1)	New Base Salary	FY15 Incentive Compensation Target(1)
Robert E. Salmon	$625,000	110%	$650,000	120%

(1)	Incentive compensation for the Company’s named executive officers has been established pursuant and subject to the terms of the Company’s Executive Compensation Plan (the “Plan”). Under the Plan, the funding of the bonus pool from which bonuses are paid is based on the Company’s actual achievement against annual revenue and operating profit targets, with revenue weighted 1/3rd and operating profit weighted 2/3rd.

The press release issued by the Company announcing the Mr. Salmon’s appointment to President is attached hereto as Exhibit 99.2 and incorporated herein by reference.

5.02(e)

On April 4, 2014, the Compensation Committee of the Board approved the compensation for named executive officer Nicholas R. Noviello, the Company’s Executive Vice President of Finance and Operations and Chief Financial Officer, as follows:

	Previous Base Salary	FY14 Incentive Compensation Target (1)	New Base Salary	FY 15 Incentive Compensation Target(1)
Nicholas R. Noviello	$525,000	110%	$600,000	110%

(1)	Incentive compensation for the Company’s named executive officers has been established pursuant and subject to the terms of the Plan. Under the Plan, the funding of the bonus pool from which bonuses are paid is based on the Company’s actual achievement against annual revenue and operating profit targets, with revenue weighted 1/3rd and operating profit weighted 2/3rd.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of NetApp, Inc. dated April 7, 2014

99.2	Press Release of NetApp, Inc. dated April 7, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NETAPP, INC. (Registrant)

Date: April 7, 2014	By:	/s/ Matthew K. Fawcett
Matthew K. Fawcett
Senior Vice President, General Counsel and Corporate Secretary

Exhibit Index

Exhibit No.	Description

99.1	Press release of NetApp, Inc. dated April 7, 2014

99.2	Press release of NetApp, Inc. dated April 7, 2014